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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89139) pertaining to the 1999 Amended and Restated Equity Incentive Plan, 1999 Non-Employee Directors' Stock Option Plan, and 1999 Employee Stock Purchase Plan, the registration statement on Form S-8 (No. 333-36412) pertaining to the 1999 Amended and Restated Equity Incentive Plan, the registration statement on Form S-8 (No. 333-42812) pertaining to the 1999 Amended and Restated Equity Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan, the registration statement on Form S-8 (No. 333-44466) pertaining to ACT Networks, Inc. 1987 Stock Option Plan, ACT Networks, Inc. 1993 Stock Option Plan, ACT Networks, Inc. 1995 Stock Option/Stock Issuance Plan, ACT Networks, Inc. 1997 Stock Incentive Plan, ACT Networks, Inc. 1997 Non-Executive Officer Stock Option/Stock Issuance Plan and forms of Stock Option Agreement, written Compensation Agreement and Addendum to Stock Option Agreement for certain non-plan stock option grants by ACT Networks Inc. to Messrs. Sade and Weisman of Clarent Corporation of our report dated January 18, 2001 (except Note 15, as to which the date is February 15, 2001 and Note 1, under the caption Restatement of Financial Statements, Note 7, under the caption Transactions Related to Asia-Pacific Region, and Note 16, as to which the date is April 26,
2002) with respect to the consolidated financial statements and schedule of Clarent Corporation included in the amended Annual Report (Form 10-K/A) for the year ended December 31, 2000.


                                          /s/  Ernst & Young LLP


San Jose, California
May 7, 2002